EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Registered Name (business is conducted under the registered names)	Domicile	Owner	% held	Status
China VoIP & Digital Telecom Inc. (“CVDT”)	USA			Active
Jinan Yinquan Technology Co., Ltd.	China	CVDT	100	Active